Exhibit 4.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) dated as of June ___, 2008, is made by Z TRIM HOLDINGS, INC., an Illinois corporation, with an address at 1011 Campus Drive, Mundelein, Illinois 60060 (“Debtor”) in favor of [_________________], as collateral agent for the benefit of the Secured Parties (as defined below), with an address of [_________________] (in such capacity, the “Collateral Agent”).

R E C I T A L S

A.           Pursuant to the terms of an 8% Senior Secured Convertible Note by and between the Debtor and each Holder (as amended, restated, supplemented or otherwise modified, the “Note” and collectively, the “Notes”; capitalized terms used in this Agreement shall have the meanings set forth in the Note unless specifically defined herein), the Holders have agreed to make loans to the Debtor (the “Loans”), as offered by that certain Private Placement Memorandum dated _______________, 2008 (the “Offering”).

B.           Each Holder hereby designates and appoints [_____________] as the Collateral Agent for the benefit of the Holders or any subsequent holders of the Notes (collectively, the “Secured Parties”).

C.           In order to induce the Secured Parties to make the Loans, the Debtor has agreed to execute and deliver this Agreement granting a security interest in all of the Debtor’s assets to the Collateral Agent for the benefit of the Secured Parties.

A G R E E M E N T

NOW THEREFORE, in consideration of the foregoing recitals, the mutual agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  The following additional terms, when used in this Agreement, shall have the following meanings:

“Account Debtor” shall mean any Person who is obligated under an Account.

“Accounts” shall mean, for any Person, all “accounts” (as defined in the UCC), now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights and, in any event, shall mean and include, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to such Person arising from the sale or lease of goods or other property by such Person or the performance of services by such Person (including, without limitation, any such obligation which might be characterized as an account or general intangible under the Uniform Commercial Code in effect in any jurisdiction), (b) all of such Person’s rights in, to and under all purchase and sales orders for goods, services or other property, and all of such Person’s rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers’ rights of rescission, replevin, reclamation and rights to stoppage in transit), (c) all monies due to or to become due to such Person under all contracts for the sale, lease or exchange of goods or other property or the performance of services by such Person (whether or not yet earned by performance on the part of such Person), and (d) all collateral security and guarantees of any kind given to such Person with respect to any of the foregoing.

“Chattel Paper” shall mean all “chattel paper” (as defined in the UCC) now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights, or other receipts of the Debtor, evidencing or representing rights or interest in such chattel paper.

“Collateral” shall mean, collectively, all of the following:

(i)	all Accounts;

(ii)	all Chattel Paper;

(iii)	all Deposit Accounts;

(iv)	all Documents;

(v)	all Equipment;

(vi)	all Fixtures;

(vii)	all General Intangibles;

(viii)	all Instruments;

(ix)	all Inventory;

(x)	all Investment Property;

(xi)	all Software;

(xii)	all money, cash or cash equivalents;

(xii)	all other goods and personal property, whether tangible orintangible;

(xiv)	all Supporting Obligations and Letter-of-Credit Rights of the Debtor;

(xv)
all books and records pertaining to any of the Collateral (including, without limitation, credit files, Software, computer programs, printouts and other computer materials and records, including customer lists);

(xvi)	the commercial tort claims; and

(xvii)	All products and Proceeds of all or any of the Collateral described in clauses (i) through (xvi) hereof.

“Collateral Agent” shall have the meaning given to that term in the introductory paragraph hereof.

“Copyright License” shall mean any and all rights of the Debtor under any written agreement granting any right to use any Copyright or Copyright registration.

“Copyrights” shall mean all of the following now owned or hereafter acquired by the Debtor or in which the Debtor now has or hereafter acquires any rights: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Debtor” shall have the meaning given to that term in the introductory paragraph hereof.

“Deposit Accounts” shall mean all “deposit accounts” (as defined in the UCC) now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights, or other receipts, of the Debtor covering, evidencing or representing rights or interest in such deposit accounts.

“Documents” shall mean all “documents” (as defined in the UCC) now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights, or other receipts, of the Debtor covering, evidencing or representing goods.

“Equipment” shall mean all “equipment” (as defined in the UCC) now owned or hereafter acquired by the Debtor and wherever located, and, in any event, shall include all machinery, equipment, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, trailers, forklifts, vehicles, computers and other electronic data processing and other office equipment of the Debtor, and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all leasehold improvements, all fuel therefor and all manuals, drawings, instructions, warranties and rights with respect thereto.

“Event of Default” shall have the meaning set forth for such term in Section 8 hereof.

“Fixtures” shall mean all “fixtures” (as defined in the UCC) now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights, or other receipts, of the Debtor covering, evidencing or representing rights or interest in such fixtures.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accounts and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” shall mean all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights and, in any event, shall include all right, title and interest in or under all contracts, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), un-certificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.

“Instruments” shall mean all “instruments” (as defined in the UCC) now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights and, in any event, shall include all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to the Debtor.

“Intellectual Property” shall mean all of the following now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights: (a) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name and service mark registrations, and all derivations thereof; and (b) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (a), and any other items necessary to conduct or operate the business of the Debtor.

“Inventory” shall mean all “inventory” (as defined in the UCC) now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights and, in any event, shall include all goods owned or held for sale or lease to any other Persons.

“Investment Property” shall mean all “investment property” (as defined in the UCC) now owned [or hereafter acquired] by the Debtor or in which the Debtor has or acquires any rights and, in any event, shall include all “certificated securities”, “uncertificated securities”, “security entitlements”, “securities accounts”, “commodity contracts” and “commodity accounts” (as all such terms are defined in the UCC) of the Debtor.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” (as defined in the UCC), now owned or hereafter acquired by the Debtor, including rights to payment or performance under a letter of credit, whether or not the Debtor, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” shall mean any Copyright License, Patent License, Trademark License or other license of rights or interests of the Debtor in Intellectual Property or authorization by any Person or political entity entitling the Debtor to sell products or perform services.

“Lien” shall have the meaning given that term in Section 5(d) hereof.

“Patent License” shall mean any written agreement now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence.

“Patents” shall mean all of the following now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

“Permitted Liens” shall have the meaning given that term in Section 5(d) hereof.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

“Proceeds” shall mean all “proceeds” (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Collateral, and, in any event, shall mean and include all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any Collateral, and any condemnation or requisition payments with respect to any Collateral and the following types of property acquired with cash proceeds:  Accounts, Inventory, General Intangibles, Documents, Instruments and Equipment.

“Requisite Holders” shall mean, as of any date, Secured Parties holding more than 50% of the aggregate outstanding principal amount of the Loans.

“Secured Obligations” shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations under the Notes and this Agreement and all other indebtedness, liabilities, or other obligations of the Debtor to the Collateral Agent, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, or due or to become due (the “Additional Obligations”) (including obligations under the Notes and this Agreement and the Additional Obligations which, but for the automatic stay under Section 362(a) of Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Debtor at the rate provided for in the Notes or with respect to the Additional Obligations, as applicable, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of the Debtor owing to the Collateral Agent, now existing or hereafter incurred under, arising out of or in connection with the Notes and this Agreement and with respect to the Additional Obligations and the due performance and compliance by the Debtor with the terms, conditions and agreements of the Notes, this Agreement and any agreements with respect to the Additional Obligations; (ii) any and all sums paid by the Collateral Agent in order to preserve the Collateral or preserve its Security Interest (as defined below) in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Debtor referred to in the preceding clause (i) after an Event of Default (as defined hereinafter) shall have occurred and be continuing, the expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral (as defined below), or of any exercise by the Collateral Agent of its rights hereunder, together with attorneys’ fees actually incurred and court costs.

“Security Interests” shall mean the security interests granted to the Collateral Agent pursuant to Section 3, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

“Software” shall mean all “software” (as defined in the UCC), now owned or hereafter acquired by the Debtor, including all computer programs, computer programming source code, and all supporting information provided in connection with a transaction related to any program.

“Supporting Obligations” means all “supporting obligations” (as defined in the UCC), including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property.

“Trademark License” shall mean any written agreement now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any such rights granting to the Debtor any right to use any Trademark.

“Trademarks” shall mean all of the following now owned or hereafter acquired by the Debtor or in which the Debtor has or acquires any such rights: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, web addresses/url’s, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, (ii) all reissues, extensions or renewals thereof and (iii) all goodwill associated with or symbolized by any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the State of Delaware; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Delaware, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“United States” shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.

2.	Appointment and Authorization of Collateral Agent.

(a)           Each Secured Party appoints and authorizes the Collateral Agent to take such action as collateral agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto.  The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Secured Parties, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise be deemed to exist for, be undertaken by, or apply to or against the Collateral Agent.  Nothing in this Agreement shall be interpreted as giving the Collateral Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of any Lien or security interest in any Collateral or giving the Collateral Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

(b)           Whenever pursuant to the provisions hereof it is required that any party hereto obtain the consent or approval of the Collateral Agent, or that any matter prove satisfactory to the Collateral Agent, or that any action be taken at the request, discretion, option or determination of the Collateral Agent, the Collateral Agent, prior to giving any such consent or approval or request, or exercising any such option, discretion or determination, or indicating its satisfaction with any such matter, shall (except where the failure to do so, in its good faith judgment, could imperil the Collateral or the Liens thereon) be required to consult with the Secured Parties in a manner deemed reasonable by the Collateral Agent, and the Collateral Agent shall be protected in following any direction of the Requisite Holders.

(c)           The Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of any Person hereunder unless such Person shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction.  The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(d)           Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct.  The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

(e)           The Debtor agrees to reimburse the Collateral Agent for all its expenses, including reasonable attorney’s fees, incurred in connection with this Agreement.  The Debtor and Secured Parties agree to indemnify the Collateral Agent and its directors, officers, agents and employees for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on their part, arising out of or in connection with this Agreement, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

(f)           The Collateral Agent may at any time resign by giving at least thirty (30) days prior written notice thereof to each Secured Party, provided that no resignation shall be effective until a successor for the Collateral Agent is appointed.  Upon such resignation, the Requisite Holders shall have the right to appoint a successor Collateral Agent.  If no successor Collateral Agent shall have been so appointed by the Requisite Holders and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent’s giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder.  After any retiring Collateral Agent’s resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent.

(g)           All notices and other communications provided for hereunder shall be in writing (i) with respect to the Collateral Agent, sent to the address set forth in introductory paragraph hereof and (ii) with respect to each Secured Party, sent to the address set forth in the Note, and delivered in the manner required by each Note.

3.	Grant of Security Interest.

As security for the prompt and complete payment and performance when due of the Secured Obligations, Debtor hereby collaterally assigns and pledges to the Collateral Agent for the benefit of the Secured Parties and grants a continuing security interest to the Collateral Agent for the benefit of the Secured Parties in and to all of the Debtor’s right, title and interest in to and under all of the Collateral (and all rights therein), or in which or to which the Debtor has any rights, in each case, whether now existing or hereafter from time to time acquired.

4.           Authorization to File Financing Statement and other Actions.

(a)           Debtor hereby authorizes the Collateral Agent or its counsel at any time and from time to time to file one or more financing statements, continuation statements or other documents in any Uniform Commercial Code jurisdiction as Collateral Agent may deem necessary or desirable, which financing statements, continuation statements or other documents (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment.  The Debtor agrees to furnish any such information to the Collateral Agent promptly upon request.

(b)           If the Debtor shall at any time hold or acquire a commercial tort claim, the Debtor shall immediately notify the Collateral Agent in a writing signed by the Debtor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement.

(c)           The Debtor agrees to take any other action reasonably requested by the Collateral Agent, including, without limitation, delivery of certain Collateral or a control agreement granting control of certain Collateral to the Collateral Agent, to insure the attachment, perfection and priority of, and the ability of the Collateral Agent to maintain or enforce, the Security Interest in any and all of the Collateral.

(d)           The Debtor hereby irrevocably makes, constitutes and appoints the Collateral Agent as the Debtor’s true and lawful attorney-in-fact (with full power of substitution or re-substitution, in the name of the Debtor, the Collateral Agent or otherwise) upon an Event of Default with the power (i) to do any and every act that the Debtor is obligated by this Agreement to do, (ii) to do all things necessary to preserve and protect the Collateral, and to preserve, protect, and keep perfected the Collateral Agent’s security interest in the Collateral, (iii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral, (iv) to settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral, (v) to sell, transfer, assign or otherwise deal in or with the collateral or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and (vi) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference to the Collateral.  The Debtor acknowledges and agrees that the power of attorney granted herein is a power coupled with an interest and shall be irrevocable.  The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Collateral Agent shall be accountable only for the amounts it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act pursuant to the foregoing power of attorney.

5.	Representations and Warranties. Debtor represents, warrants and agrees as follows:

(a)           Debtor has full power and authority to enter into this Agreement;

(b)           All corporate action on the part of the Debtor, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Debtor has been taken.  This Agreement shall constitute the valid and binding obligation of the Debtor enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

(c)           All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings required on the part of the Debtor in connection with the valid execution and delivery of this Agreement have been obtained and are effective, other than such filings to be made or to become effective after the date hereof with respect to the Security Interests.  The Debtor has the right to pledge and grant the Security Interests or otherwise transfer the Collateral free and clear of any liens, claims, encumbrances or other security interests, other than the Permitted Liens (as defined below);

(d)           The Debtor is the owner of the Collateral, free from any lien, mortgage, pledge, charge, security interest, hypothecation or encumbrance of any kind (“Liens”) except (i) Liens imposed by law for taxes not yet due which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP, (iii) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, (iv) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business, (v) purchase money Liens incurred prior to [the date of the offering memo] upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any capital lease obligations); provided, that (x) such Lien attached to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof; (y) such Lien does not extend to any other asset; and (z) the debt secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (vi) Liens in favor of the Collateral Agent for the benefit of the Secured Parties granted pursuant to this Agreement (the Liens described in the preceding clauses (i) – (vi) collectively, “Permitted Liens”)

(e)           None of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral;

(f)           The exact legal name of the Debtor and its state of incorporation is set forth below:
Z Trim Holdings, Inc.                          Illinois

(g)           The Debtor has at all times operated its business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances, including, without limitation, those dealing with the control, shipment, storage or disposal of hazardous materials or substances;

(h)           When the UCC financing statement in appropriate form is filed in the Office of the Secretary of State of the State of Illinois, the Security Interests shall constitute valid and perfected security interests in the Collateral in favor of the Collateral Agent for the benefit of the Secured Parties, to the extent that a security interest therein may be perfected by filing pursuant to the UCC, assuming the proper filing and indexing thereof; and

(i)             Except as set forth on Schedule I attached hereto, the Debtor does not have any interest in, or title to, any registration or pending application for any Patent, Trademark or Copyright.  This Security Agreement is effective to create a valid and continuing Lien on Debtor’s Intellectual Property.  Upon filing of the Patent Security Agreement in the form attached hereto as Exhibit A and the Trademark Security Agreement in the form attached hereto as Exhibit B with the United States Patent and Trademark Office and the filing of an appropriate financing statement referenced in subsection (h) above, all action necessary or desirable to protect and perfect the Collateral Agent’s Lien on Debtor’s Intellectual Property shall have been duly taken.

6.	Covenants.

(a)           Except for the Permitted Liens, the Debtor shall be the owner of the Collateral free from any lien, security interest or other encumbrance.  Debtor agrees that Debtor will not create, permit or suffer to exist any lien, security interest or encumbrance on any of the Collateral other than Permitted Liens and will defend the right, title and interest of the Collateral Agent in and to any of its right, title and interest in and to the Collateral against the claims and demands of all other persons.

(b)           The Debtor agrees that (i) without providing at least twenty (20) days prior written notice to the Collateral Agent, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, and (ii) the Debtor will not change its type of organization, jurisdiction of organization or other legal structure.

(c)           The Collateral, except for sales of inventory in the ordinary course of business, will be kept at the collateral locations listed on Schedule II, and the Debtor will not remove the Collateral from such locations, without providing at least twenty (20) days prior written notice to the Collateral Agent.

(d)           The Debtor shall keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon.

(e)           The Debtor shall permit the Collateral Agent, or its designee, to inspect the Collateral during business hours with reasonable prior written notice, wherever located.

(f)           The Debtor will promptly pay when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection therewith.  Furthermore, the Debtor shall maintain current all fees and licenses on all Intellectual Property.

(g)           The Debtor shall continue to operate its business in compliance in all material respects with all applicable provisions of federal, state and local statutes and ordinances, including, without limitation, those dealing with the control, shipment, storage or disposal of hazardous materials or substances.

(h)           The Debtor shall not sell, transfer or otherwise dispose, or offer to sell, transfer or otherwise dispose, of the Collateral or any interest therein except in the ordinary course of the Debtor’s business, and in the event of any sale not in the ordinary course of Debtor’s business, the Security Interest and Lien created herein shall continue in the Collateral itself.

(i)            The Debtor shall notify the Collateral Agent immediately upon the occurrence of each of the following (i) acquisition after the date of this Agreement of any material Intellectual Property, (ii) registration of any of the Debtor’s Intellectual Property with the Untied States Copyright Office, the United States Patent and Trademark Office or any other office or court, or (iii) Debtor’s obtaining knowledge, or reason to know, that any application or registration relating to any material Intellectual Property owned by or licensed to the Debtor is reasonably likely to become abandoned or dedicated, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding the Debtor’s ownership of any material Intellectual Property, its right to register the same, or to keep and maintain the same.

(j)            The Debtor shall notify the Collateral Agent immediately upon awareness of any potential or actual lawsuit against the Debtor or any material adverse or positive business development.

(k)           The Debtor shall take such action and provide such assistance as the Collateral Agent may request to transfer any Licenses or enter into any agreement or document required with a licensor to transfer any interest in or obligation under any Licenses to enable the Collateral Agent to enforce the rights and remedies under this Agreement.

7.           Insurance.  The Debtor shall at all times maintain insurance on the Collateral with reputable insurance companies against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards and risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law.  All premiums on such insurance shall be paid by the Debtor and certified copies of the policies, or other evidence of insurance, shall be delivered to the Collateral Agent promptly upon its request. At the request of the Collateral Agent, all insurance policies required under this Section shall contain standard lender’s loss payable clauses, naming the Collateral Agent for the benefit of the Secured Parties as loss payee, and providing that:  (a) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy; and (b) such policies and loss payable clauses may not be canceled, amended or terminated with respect to the Collateral Agent unless at least thirty (30) days’ prior written notice is given to the Collateral Agent.

8.           Event of Default.  Failure of the Debtor to pay any of the Secured Obligations when due shall constitute an Event of Default.

9.           Rights and Remedies.

(a)           If any Event of Default has occurred and is continuing, the Collateral Agent may, without further notice, exercise all rights and remedies under this Agreement or the Notes or that are available to a secured creditor under the UCC or that are otherwise available at law or in equity, at any time, in any order and in any combination, including to collect any and all Secured Obligations from the Debtor, and, in addition, the Collateral Agent may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may deem satisfactory.  The Collateral Agent shall give Debtor not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.  The Debtor agrees that any such notice constitutes “reasonable notification” within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).

(b)   The Collateral Agent may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations or if otherwise permitted under applicable law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind.  The Debtor agrees to execute and deliver such documents and take such other action as the Collateral Agent deems necessary or advisable in order that any such sale may be made in compliance with law.  Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold.  Each purchaser at any such sale shall hold the Collateral so sold to it absolutely, free from any claim or right of any kind, including any equity or right of redemption of the Debtor.  To the extent permitted by law, the Debtor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted.  The notice (if any) of such sale shall (i) in case of a public sale, state the time and place fixed for such sale, and (ii) in the case of a private sale, state the day after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale.  At any such sale Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine.  The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.  In case of any sale of all or any part of the Collateral on credit or for future delivery, such Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.  The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.  The Debtor shall remain liable for any deficiency.

(c)   For the purpose of enforcing any and all rights and remedies under this Agreement, the Collateral Agent may (i) require the Debtor to, and the Debtor agrees that it will, at the  expense of the Debtor, and upon the request of the Collateral Agent, forthwith assemble all or any part of its Collateral as directed by the Collateral Agent and make it available at a place designated by the Collateral Agent which is, in the Collateral Agent's opinion, reasonably convenient to the Collateral Agent and the Debtor, whether at the premises of the Debtor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Collateral Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Debtor’s books and records, computers and software relating to the Collateral, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by the Debtor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and to the extent the Collateral Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Debtor.

(d)   Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

(i) the Collateral Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Debtor in, to and under any Licenses and take or refrain from taking any action under any thereof, and the Debtor hereby releases the Collateral Agent from, and agrees to hold the Collateral Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto except for the Collateral Agent’s gross negligence or willful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction; and

(ii) upon request by the Collateral Agent, the Debtor agrees to execute and deliver to the Collateral Agent powers of attorney, in form and substance satisfactory to the Collateral Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property.  In the event of any such disposition pursuant to this Section, the Debtor shall supply its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and its customer lists and other records relating to such Intellectual Property and to the distribution of said products, to the Collateral Agent.

10.         No Waiver by Collateral Agent, etc.  The Collateral Agent shall not be deemed to have waived any of their rights and remedies in respect of the Secured Obligations or the Collateral unless such waiver shall be in writing and signed by the Collateral Agent.  No delay or omission on the part of the Collateral Agent in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of the Collateral Agent with respect to the Secured Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Collateral Agent deems expedient.

11.         Marshalling.  The Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent hereunder in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

12.         Application of Proceeds.  The proceeds of any sale of, or other realization upon, all or any part of the Collateral of the Debtor shall be applied by the Collateral Agent to the Secured Obligations as follows:

(a)           First, to the payment of, or reimbursement of the Collateral Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Collateral Agent in connection with the exercise or enforcement of all or any of the rights, remedies, powers under this Agreement;

(b)           Second, to the payment of interest on the Secured Obligations, to be applied for the ratable benefit of the Secured Parties;

(c)           Third, to the payment of principal in respect of the Secured Obligations, to be applied for the ratable benefit of the Secured Parties;

(d)           Fourth, to the payment of all other Secured Obligations, if any, to be applied for the ratable benefit of the Secured Parties; and

(e)           Fifth, the excess, if any, shall be returned to the Debtor or to such other Persons as are legally entitled thereto.

It is understood and agreed that the Debtor shall remain liable to the Collateral Agent to the extent of any deficiency between (a) the amount of the proceeds of the Collateral received by the Collateral Agent hereunder and (b) the aggregate amount of the Secured Obligations.

13.         Limitations on Duty of  the Collateral Agent in Respect of Collateral.  Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Collateral Agent shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Collateral Agent of any payment relating to any of the Collateral; nor shall the Collateral Agent be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Collateral Agent in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Collateral Agent or to which the Collateral Agent may be entitled at any time or times.  The Collateral Agent’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with such Collateral in the same manner as the Collateral Agent deals with similar property for its own account.

14.         Expenses; Indemnification.  The Debtor agrees to pay to the Collateral Agent on demand any and all reasonable expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Collateral Agent in protecting or preserving the Collateral Agent’s rights and remedies under or in respect of any of the Secured Obligations or any of the Collateral. The Debtor agrees to pay to the Collateral Agent on demand any and all expenses, including attorneys’ fees and disbursements, incurred or paid by the Collateral Agent in enforcing the Collateral Agent’s rights and remedies under or in respect of any of the Secured Obligations or any of the Collateral. The Debtor agrees to indemnify and hold the Collateral Agent harmless from and against any claim, loss, damage, action, cause of action, liability, cost and expense or suit of any kind or nature whatsoever, brought against or incurred by the Collateral Agent, in any manner arising out of or, directly or indirectly, related to or connected with any action taken by the Collateral Agent pursuant to the terms of this Agreement.

15.         Term; Termination.  This Agreement shall remain in full force and effect with respect to the Notes, throughout the term of the Notes, and until all of the Secured Obligations have been fully paid or satisfied and such Notes have been terminated and canceled.  Upon the termination of this Agreement as provided above (other than as a result of the sale of the Collateral), Collateral Agent will release the security interests and liens created hereunder (including, without limitation, the execution and delivery to Debtor of UCC termination statements and any related documents, agreements or instruments that Debtor may reasonably request).

16.         Assignment.  This Agreement and all obligations of the Debtor hereunder shall be binding upon the successors and assigns of the Debtor (including any debtor-in-possession on behalf of such Debtor) and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns.  No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Security Interest granted to the Collateral Agent hereunder.  The Debtor shall not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement.

17.         Notices.  All notices and other communications provided for hereunder shall be in writing sent to the address set forth in introductory paragraph hereof and delivered in the manner required by each Note.

18.         Further Documents and Cooperation.  The Debtor and the Collateral Agent agree to execute, acknowledge and deliver to each other all instructions, agreements, documents and other instruments reasonably required to consummate the transactions contemplated by and the purposes of this Agreement.  The Debtor and the Collateral Agent further agree that they will take such action and execute such further documents and agreements as may be reasonably necessary or appropriate to fulfill the purposes expressed in this Agreement and to perform the terms and conditions of this Agreement.

19.         Governing Law; Waiver of Jury Trial.

(a)           THIS AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN DELAWARE.

(b)           THE DEBTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF DELAWARE, AND OF ANY STATE COURT LOCATED IN FULTON COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT.  THE DEBTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE DEBTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IN WHICH THE PROPERTY THAT IS THE SUBJECT OF SUCH ACTION OR PROCEEDING IS LOCATED.

(c)           THE DEBTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (b) OF THIS SECTION AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  THE DEBTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)           THE DEBTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN EACH NOTE.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e)           THE DEBTOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY (WHICH THE LENDER ALSO WAIVES) IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THE DEBTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

20.         Section Headings.  The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

21.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Debtor has each executed and delivered this Security Agreement as of the date first written above.

Z TRIM HOLDINGS, INC.

By:	/s/
Name:
Title:

Acknowledged and Agreed:

[___________________________],
as Collateral Agent

By:	/s/
Name:
Title:

The Secured Parties:	[Contained in Omnibus Signature Date in Subscription Agreement]

[Signature Page to Security Agreement]

Schedule I

Intellectual Property

Schedule II

Locations of Collateral

Exhibit A

FORM OF PATENT SECURITY AGREEMENT

THIS PATENT SECURITY AGREEMENT (this “Agreement”), dated as of June __, 2008, executed by Z TRIM HOLDINGS, INC., an Illinois corporation (the “Grantor”), in favor of [____________________] for the benefit of the Secured Parties (the “Collateral Agent”).  Capitalized terms used in this Agreement shall have the meanings set forth in the Security Agreement (as defined below) unless specifically defined herein.

W I T N E S S E T H:

WHEREAS, the Grantor and the Secured Parties are parties to an 8% Senior Secured Convertible Note (as amended, restated, supplemented or otherwise modified, the “Note”) pursuant to which the Secured Parties have agreed to make loans to the Grantor (the “Loans”) as offered by that certain Private Placement Memorandum dated _______________, 2008 (the “Offering”);

WHEREAS, the Grantor has entered into a Security Agreement dated the date hereof (the “Security Agreement”) pursuant to which the Grantor has granted to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in, among other things, the Intellectual Property of the Grantor, including, without limitation, (a) all of the Grantor’s Patents (as herein defined), whether presently existing or hereafter acquired or arising, or in which the Grantor now has or hereafter acquires rights and wherever located; (b) all of the Grantor’s Patent Licenses (as herein defined), whether presently existing or hereafter acquired or in which the Grantor now has or hereafter acquires rights and wherever located; and (c) all products and proceeds of any of the foregoing, as security for all of the Secured Obligations;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. For purposes of this Agreement and in addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings herein specified (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“Patent License” shall mean any written agreement now owned or hereafter acquired by the Grantor or in which the Grantor has or acquires any rights granting any right with respect to any property, process or other invention on which a Patent is in existence, including, without limitation, the agreements listed on Schedule I attached hereto.

“Patents” shall mean all of the following now owned or hereafter acquired by the Grantor or in which the Grantor has or acquires any rights: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or Territory thereof, or any other country or political subdivision thereof (except in any jurisdiction in which the grant of a security interest in the patents is prohibited and except for any intent to use application unless or until a statement of use or amendment to assert use has been filed with the United States Patent and Trademark Office), including, without limitation, those letters patent and applications for letters patent listed on Schedule I attached hereto, together with all the rights, benefits and privileges derived therefrom and the goodwill of the business symbolized thereby; and (b) all reissues, continuations, continuations-in-part and extensions thereof.

2. As security for all of the Secured Obligations, the Grantor hereby pledges, hypothecates, sets over and conveys a security interest to the Collateral Agent for the benefit of the Secured Parties in, and does hereby grant to Collateral Agent for the benefit of the Secured Parties, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (collectively, the “Property”):

(a)           each Patent now or hereafter owned by the Grantor or in which the Grantor now has or hereafter acquires rights and wherever located, including, without limitation, each Patent referred to in Schedule I hereto and any renewals of registrations thereof; and

(b)           each Patent License now or hereafter held by the Grantor or in which the Grantor now has or hereafter acquires rights and wherever located, including, without limitation, the Patent Licenses, if any, referred to in Schedule I hereto; and

(c)           all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement of any Patent or breach of Patent Licenses, if any, including, without limitation, any Patent or Patent License referred to in Schedule I hereto.

Notwithstanding the foregoing or anything else contained in this Agreement to the contrary the grant set forth above shall not be effective as a transfer of title to the Property unless and until the Collateral Agent exercises the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, and until such time, the Grantor shall own and may use and enjoy the Property in connection with its business operations and exercise all incidents of ownership, including, without limitation, enforcement of its rights and remedies with respect to the Property, but with respect to all Property being used in Grantor’s businesses, only in a manner consistent with the preservation of the current substance, validity and registration of, and the security interest granted in, such Property; provided, however, that the foregoing shall not impose an obligation on the Grantor to continue to use any of the Property in the Grantor’s businesses to the extent that such Property is not necessary in the normal conduct of its businesses.  The Grantor agrees not to sell or assign its interest in, or grant any sublicense under, the Property, except that the Grantor may sublicense the Property in the ordinary course of the Grantor’s businesses, including, without limitation, licensing or cross-licensing any of the Property to others in connection with settlement of claims or counterclaims for infringement of intellectual property rights, but only in a manner consistent with the preservation of the current substance, validity, and registration, and the security interest granted in, such Property. Upon the exercise by the Collateral Agent of the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, Grantor’s ownership of the Collateral, in which a continuing security interest under this paragraph has been granted to the Collateral Agent shall be terminated.

3. The Grantor does hereby further acknowledge and affirm that the representations, warranties and covenants of the Grantor with respect to the Property and the rights and remedies of the Collateral Agent with respect to the security interest in the Property made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4. This Agreement shall terminate upon termination of the Security Agreement.  At any time and from time to time prior to such termination, the Collateral Agent may, in accordance with the terms of the Security Agreement, terminate its security interest in or reconvey to the Grantor any rights with respect to any or all of the Property.  Upon termination of this Agreement and following a request from the Grantor, the Collateral Agent shall, at the expense of the Grantor, execute and deliver to the Grantor all deeds, releases and other instruments as the Grantor may reasonably request (but without recourse or warranty by the Collateral Agent) in order to evidence such termination.

5. If at any time before the termination of this Agreement in accordance with Section 4, the Grantor shall obtain or acquire rights to any new patent (including any Patent application), whether under a Patent License or otherwise, the provisions of Section 2 shall automatically apply thereto and the Grantor shall comply with the terms of the Security Agreement with respect to such new Patent.  The Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule I to include any future Patents and Patent Licenses covered by Section 2 or by this Section 5.

6. The Grantor further agrees that (a) the Collateral Agent shall not have any obligation or responsibility to protect, defend, file, prosecute, obtain or maintain the Property and the Grantor shall, at its own expense protect, defend, file, prosecute, obtain and maintain the same in accordance with the terms and conditions set forth in the Security Agreement and in accordance with its prudent business judgment, (b) the Grantor shall forthwith advise the Collateral Agent promptly in writing upon detection of infringements of any of the Property being used in the Grantor’s businesses and (c) if the Grantor fails to (i) comply with the requirements of the preceding clause (a) with regard to the maintenance of any registered Property or, (ii) with regard to infringements of or actions against any Property, commence efforts to comply with the requirements of the preceding clause (a) within thirty (30) days after the Grantor gives notice of such infringement or action to the Collateral Agent (or such shorter time determined by the Collateral Agent if waiting thirty days would diminish the Collateral Agent’s security interest in or other rights in and to the Property), the Collateral Agent may do so in the Grantor’s name or in its own name, but in any case at the Grantor’s expense, and the Grantor hereby agrees to reimburse the Collateral Agent for all reasonable expenses, including attorneys’ fees incurred by the Collateral Agent in protecting, defending and maintaining the Property.  For the purpose of permitting the Collateral Agent to fulfill its obligations set forth above, the Grantor hereby appoints Collateral Agent as its agent for the purpose of filing, prosecuting, obtaining, and maintaining, at its own expense, any new patent (including any patent application), and appointing attorneys and/or agents to appear before the U.S. Patent & Trademark Office and before corresponding foreign patent offices, to file, prosecute, obtain, and maintain Patents (including any Patent applications) on behalf of the Grantor and the Collateral Agent, and the Collateral Agent, to the extent necessary under the Security Agreement, on behalf of the Grantor.

7. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

8. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN DELAWARE.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be duly executed under seal and delivered by its duly authorized officer as of the date first above written.

Z TRIM HOLDINGS, INC.

By:	/s/
Name:
Title:

Signed, sealed and delivered
this ___ day of _____, 2008

 Notary Public

 My Commission expires:

 Witness

 Witness

[Signature Page to Patent Security Agreement]

SCHEDULE I

to Patent Security Agreement

Exhibit B

FORM OF TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of June ___, 2008, executed by Z TRIM HOLDINGS, INC., an Illinois corporation (the “Grantor”) in favor of [____________________] (the “Collateral Agent”).  Capitalized terms used in this Agreement shall have the meanings set forth in the Security Agreement (as defined below) unless specifically defined herein.

W I T N E S S E T H:

WHEREAS, the Grantor and the Secured Parties are parties to an 8% Senior Secured Convertible Note (as amended, restated, supplemented or otherwise modified, the “Note”) pursuant to which the Secured Parties have agreed to make loans to the Grantor (the “Loans”) as offered by that certain Private Placement Memorandum dated _______________, 2008 (the “Offering”);

WHEREAS, the Grantor has entered into a Security Agreement dated the dated hereof (the “Security Agreement”) pursuant to which the Grantor has granted to the Collateral Agent  for the benefit of the Secured Parties a continuing security interest in, among other things, the Intellectual Property of the Grantor, including, without limitation, (a) all of the Grantor’s Trademarks (as herein defined), whether presently existing or hereafter acquired or arising, or in which the Grantor now has or hereafter acquires rights and wherever located; (b) all of the Grantor’s Trademark Licenses (as herein defined), whether presently existing or hereafter acquired or in which the Grantor now has or hereafter acquires rights and wherever located; and (c) all products and proceeds of any of the foregoing, as security for all of the Secured Obligations;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. For purposes of this Agreement and in addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings herein specified (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“Trademark License” means any written agreement now or hereafter acquired by the Grantor or in which the Grantor has or acquires any right, title or interest and wherever located granting to the Grantor any right to use any Trademark, including, without limitation, the agreements listed on Schedule I attached hereto.

“Trademarks” means all of the following now owned or hereafter acquired by the Grantor or in which the Grantor has or acquires any right, title or interest and wherever located:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof (except in any jurisdiction in which the grant of a security interest in trademarks is prohibited and except for any intent to use applications unless or until a statement of use or amendment to assert use has been filed with the United States Patent and Trademark Office), including, without limitation, those U.S. registrations and applications for registration listed on Schedule I attached hereto, together with all the rights, benefits and privileges derived therefrom and the goodwill of the business relating thereto or symbolized thereby, (ii) all renewals thereof and (iii) all proceeds of the foregoing.

2. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to secure all of the Secured Obligations, the Grantor hereby pledges, mortgages, hypothecates, sets over and conveys a security interest to the Collateral Agent for the benefit of the Secured Parties, and does hereby grant to the Collateral Agent for the benefit of the Secured Parties, a continuing security interest in, all of the Grantor’s right, title and interest in, to and under the following (collectively, the “Property”):

(a)           each Trademark; and

(b)           each Trademark License; and

(c)           all products and proceeds of, and rights associated with, the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement or dilution of any Trademark or Trademark registration, for breach or enforcement of any Trademark License or for any injury to the goodwill associated with the use of any such Trademark, and all rights corresponding thereto throughout the world, if any, including, without limitation, with respect to any Trademark or Trademark License referred to in Schedule I hereto.

Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, the grant set forth above shall not be effective as a transfer of title to the Property unless and until the Collateral Agent exercises the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, and until such time, the Grantor shall own, and may use and enjoy the Property in connection with its business operations, and exercise all incidents of ownership, including, without limitation, enforcement of its rights and remedies with respect to the Property, but with respect to all Property being used in the Grantor’s business, only in a manner consistent with the preservation of the current substance, validity and registration of, and the security interest granted in, such Property; provided, however, that the foregoing shall not impose an obligation on the Grantor to continue to use any of the Property in the Grantor’s business to the extent that such Property is not necessary in the normal conduct of its business. The Grantor agrees not to sell or assign its interest in, or grant any sublicense under, the Property, except that the Grantor may sublicense the Property in the ordinary course of the Grantor’s business but only in a manner consistent with the preservation of the current substance, validity and registration, and the security interest granted in, such Property. Upon the exercise by the Collateral Agent of the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, the Grantor’s ownership of the Property, in which a continuing security interest under this paragraph has been granted to the Collateral Agent shall be terminated.

3. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent for the benefit of the Secured Parties in the Property with the United States Patent and Trademark Office.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement.  The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

4. The Grantor does hereby further acknowledge and affirm that the representations, warranties and covenants of the Grantor with respect to the Property and the rights and remedies of the Collateral Agent with respect to the security interest in and collateral assignment of the Property made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

5. This Agreement shall terminate upon termination of the Security Agreement.  At any time and from time to time prior to such termination, the Collateral Agent may, in accordance with the terms of the Security Agreement, terminate its security interest in or reconvey to the Grantor any rights with respect to any or all of the Property.  Upon termination of this Agreement and following a request from the Grantor, the Collateral Agent shall, at the expense of the Grantor, execute and deliver to the Grantor all deeds, releases and other instruments as the Grantor may reasonably request (but without recourse or warranty by the Collateral Agent) in order to evidence such termination.

6. If at any time before the termination of this Agreement in accordance with Section 5, the Grantor shall obtain or acquire rights to any new Trademark or Trademark License, the provisions of Section 2 shall automatically apply thereto and the Grantor shall comply with the terms of the Security Agreement with respect to such new Trademark or Trademark License.  The Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule I to include any future Trademarks and Trademark Licenses covered by Section 2 or by this Section 6.

7. The Grantor further agrees that (a) the Collateral Agent shall not have any obligation or responsibility to protect, defend, file, prosecute, obtain or maintain the Property and the Grantor shall, at its own expense, protect, defend, file, prosecute, obtain and maintain the same in accordance with the terms and conditions set forth in the Security Agreement and in accordance with its prudent business judgment, (b) the Grantor shall forthwith advise the Collateral Agent promptly in writing upon detection of infringements of any of the Property being used in the Grantor’s businesses and (c) if the Grantor fails to (i) comply with the requirements of the preceding clause (a) with regard to the maintenance of any registered Property or, (ii) with regard to infringements of or actions against any Property, commence efforts to comply with the requirements of the preceding clause (a) within thirty days after the Grantor gives notice of such infringement or action to the Collateral Agent (or such shorter time determined by the Collateral Agent if waiting thirty days would diminish the Collateral Agent’s security interest in or other rights in and to the Property), the Collateral Agent may do so in the Grantor’s name or in its own name, but in any case at the Grantor’s expense, and the Grantor hereby agrees to reimburse the Collateral Agent for all reasonable expenses, including attorneys’ fees incurred by the Collateral Agent in protecting, defending and maintaining the Property.  For the purpose of permitting the Collateral Agent to fulfill its obligations set forth above, the Grantor hereby appoints Collateral Agent as its agent for the purpose of filing, prosecuting, obtaining, and maintaining, at its own expense, any new trademark (including any trademark application), and appointing attorneys and/or agents to appear before the U.S. Patent & Trademark Office and before corresponding foreign trademark offices, to file, prosecute, obtain, and maintain Trademarks (including any Trademark applications) on behalf of the Grantor and the Collateral Agent, and the Collateral Agent, to the extent necessary under the Security Agreement, on behalf of the Grantor.

8. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

9. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF DELAWARE, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN DELAWARE.

 [Signatures on Following Page]

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be duly executed under seal and delivered by its duly authorized officer as of the date first above written.

Z TRIM HOLDINGS, INC.

By:	/s/
Name:
Title:

Signed, sealed and delivered
this ___ day of _____, 2008

Notary Public

 My Commission expires:

 Witness

 Witness

[Signature Page to Trademark Security Agreement]

Schedule I

Trademarks